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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 46, Amendment No. 31, to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 2, 1996, relating to the financial statements and financial highlights of Van Kampen American Capital Pace Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas

October 24, 1996